UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Hologic, Inc. (the “Company”) is restating certain items contained in Item 6, “Selected Financial Data”, included in its Annual Report on Form 10-K for the year ended September 29, 2007 to reflect the two-for-one stock split effected by a dividend of one share of common stock for each share of common stock outstanding, with a record date of March 21, 2008 and a distribution date of April 2, 2008. The dividend was subject to approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of common stock of the Company from 300,000,000 to 750,000,000. Such approval was obtained at the annual stockholders meeting on March 11, 2008 and the dividend was paid on the distribution date. Following the distribution date, the Company’s common stock is being reflected on a post-split basis.

All other items, with the exception of share and per share data, included in Item 6 “Selected Financial Data” of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K, except to the extent expressly provided above.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description
99.1	Certain information included in Item 6 (“Selected Financial Data”) of the Company’s Annual Report on Form 10-K for the Year Ended September 29, 2007, as revised for the Company’s two-for-one stock split that was effected in the form of a stock dividend that was distributed on April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 8, 2008	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer